Lease Agreement of Anhui Xuelingxian Pharmaceutical Co., Ltd.

Contract No: SCZD 2010-003
Party A: Anhui Xuelingxian Pharmaceutical Co., Ltd.
Party B: Meng Wang Village Committee of Dayang Town of Qiaocheng District in Bozhou City

The two parties have made the agreement for leasing the land of Meng Wang Village of Dayang Town of Qiaocheng District in Bozhou City of Anhui Xuelingxian Pharmaceutical Co., Ltd. as well as concerning the field compensation issues, the detailed content is as follows:

(I)	Land condition
Party B leases the land of Meng Wang Village of Dayang Town of Qiaocheng District in Bozhou City to Party A, and the land is located at north latitude 33.7525 and east longitude 115.9086 (to the east); north latitude 33.7296 and east longitude 115.8949 (to the south); north latitude 33.7449 and east longitude 115.8638 (to the west); north latitude 33.7696 and east longitude 115.8805 (to the north); covering the total area of 9970 Chinese Mu.

(II)	Responsibilities and obligations of Party A:
1.	Take land selection according to the conditions like atmosphere, oil and non-water pollution.
2.	Select the planting categories, make planning for the plant and guide the planning technology.
3.	Lease term and payment:
Land lease fees: 1050.00 Yuan/ Chinese Mu for land area of 9970 Chinese Mu from July 1, 2010 to Dec. 31, 2015, covering the total fees of 52.3425 million Yuan for five years (10.4685 million Yuan for each year).

The compensation fees paid by Party A of the planted categories of the land leased by Party B contained the lease fees of 2010. The land lease fees shall be paid from 2011, and the rent of that year shall be paid off before Mar. 1 of each year. It shall pay 15%’s rate for the interests of each year if there are overdue fees.

4.	Provide the medicine seeds and sprouts needed by the plants.

5.	Party A shall legally operate the leased land, otherwise, Party B has right to take back the land use right and terminate the agreement.

6.	All the accidents and personal injuries occurred in the operation during lease term shall be assumed by Party A; and it has no relations with Party B.

(III)	Responsibilities and obligations of Party B:
1.
Party B promises that it has the legal land use right of the abovementioned land in Article 1, and it has right to have the land leased by Party A (used for establishing the medicine herbs base); if party B violates this rule, it shall return all the rent to Party A.

2.
Party B shall guarantee that good conditions of the water and electricity, etc, of the land, and assist Party A to coordinate the relevant issues; the detailed charging issues shall be negotiated by Party A with the provider, and all the fees shall be assumed by Party A.

IV. Compensation for plantings in the leased land
The famers have planted in the leased land. In order to guarantee their rights and interests, the company will make economic compensation for farmers’ plantings in the leased land when leasing:

Number	Product name	Area (Chinese mu)	Compensation standard (Yuan/Chinese mu)	Amount (10,000 Yuan)	Remark
1	Radix paeoniae alba	1,532	5,137.00	7,869,884.00
2	Rhizoma anemarrhenae	971	2,972.00	2,885,812.00
3	Aster	468	2,450.00	1,146,600.00
4	Radix angelicae	890	2,882.00	2,564,980.00
5	Coxtex moutan	1,298	5,644.00	7,325,912.00
6	Chrysanthemum	578	3,170.00	1,832,260.00
7	Isatis root	681	3,531.00	2,404,611.00
8	Root of red-rooted salvia	483	2,300.00	1,110,900.00
9	Bighead atractylodes rhizome	603	4,547.00	2,741,841.00
10	Platycodon grandiflorum	724	4,676.00	3,385,424.00
11	Saposhnikovia divaricata	532	4,551.00	2,421,132.00
12	Black soya bean	1,210	1,845.00	2,232,450.00
13	Total	9,970.00		37,921,806.00

Note: Agreed by both parties through negotiation, the total compensation amount of plantings is RMB 37,921,806.00 Yuan, which shall be paid by Party A to Party B monthly after the Contract taking effect (the compensation amount of biennial plants is RMB 6,471,439.00 Yuan).

Paying 20% of the compensation amount of 6,288,000.00 Yuan before Sep. 30, 2010;
Paying 80% of the compensation amount of 25,162,367.00 Yuan before Dec. 31, 2010;
Paying the compensation amount for biennial plants of 6,471,439.00 Yuan before Jan.31, 2011;

V. Applicable law
The agreement is entered according to the Measures of the People's Republic of China for the Administration of the Certificates of the Right to Contracted Management of Rural Land and the Measures of the People's Republic of China for the Administration of Circulation of Rural Land Contracted Management Right, which shall be binding on both parties.

VI. Other matters
1.
If Party A puts forward to suspend the contract within the lease term, it shall notify Party B before Oct. 30 of the last year. If Party B suspends the contract in advance, it shall notify Party A before Oct. 30 of the last year.

2.
Disputes aroused shall be solved by both parties through negotiation, if the negotiation fails, any party has the right to appeal to the local People’ Court of the land (or apply for arbitration from Bozhou Municipal Arbitration Committee).

3.	Matters unmentioned here shall be solved by both parties through negotiation. The Contract has two copies, with Party A and Party B holding one respectively.

Party A: Anhui Xuelingxian Pharmaceutical Co., Ltd. (Seal)	Party B: Meng Wang Village Committee of Dayang Town of Qiaocheng District in Bozhou City (Seal)
(Signature)	(Signature)
July 2, 2010	July 2, 2010

安徽省雪灵仙药业有限公司

土 地 租 用 协 议

合同编号：SCZD 2010-003

甲方：安徽省雪灵仙药业有限公司

乙方：亳州市谯城区大杨镇孟王村民委员会

关于安徽省雪灵仙药业有限公司租用亳州市谯城区大杨镇孟王村土地及田间补偿相关事宜，经双方协商，甲方与乙方签定《安徽省雪灵仙药业有限公司土地租用协议》，具体内容如下：

（一） 租地情况

乙方将位于： 亳州市市谯城区大杨镇孟王村 的土地的使用权出租给甲方使用。该块土地的具体位置为 ：东至：33.7525,115.9086 ，南至：33.7296,115.8949 ；西至：33.7449,115.8638 ；北至：33.7696,115.8805 ；总面积为 9970 亩。

（二） 甲方的责任和义务

1、甲方按照大气、土壤、水无污染等基地选择条件进行选地。

2、甲方负责种植品种的选择，种植方案的规划设计，种植技术的指导。

3、租赁期限及费用的支付：

租地费用：2010 年 7 月 1 日—2015 年 12 月 31 日租用土地 9970 亩，1050.00 元/亩，租期为 5 年，租地费为人民币：1,046.85 万元，5 年合计人民币：5234.25 万元。

甲方 2010 年支付给乙方承租地块已种植品种补偿款中已包含 2010 年租地费。租地费用从 2011 开始支付，每年 3 月 1 日前向乙方支付当年的土地租金。逾期支付按年 15% 利率支付利息。

4、甲方负责提供种植所需要的药材种子、种苗。

5、甲方承租本宗土地必须进行合法经营，否则乙方有权收回土地使用权，终止合同。

6、甲方在租赁期间因生产经营所发生的所有事故及造成他人损害的，由甲方承担责任，与乙方无关。

（三） 乙方的责任和义务

1、乙方承诺对本合同第一条所指土地有合法的使用权并有权出租给甲方使用（用来建设药材基地），如有违反，乙方应将所收的全部租金退还给甲方。

2、乙方应保证本宗土地上的水、电等基本设施完整，并帮助甲方协调同水、电的提供方的有关事宜，但具体收费事宜由甲方与水、电的提供方协商，所有费用由甲方承担。

（四） 关于承租地块已种植品种补偿

因承租地块已由农民种植品种，为保证农民权益，公司在租地的同时对农户已种植品种进行经济补偿：

1

序号	品名	面积（亩）	补偿标准（元/亩）	金额（万元）	备注
1	白芍	1,532	5,137.00	7,869,884.00	
2	知母	971	2,972.00	2,885,812.00	
3	紫菀	468	2,450.00	1,146,600.00	
4	白芷	890	2,882.00	2,564,980.00	
5	牡丹皮	1,298	5,644.00	7,325,912.00	
6	菊花	578	3,170.00	1,832,260.00	
7	板蓝根	681	3,531.00	2,404,611.00	
8	丹参	483	2,300.00	1,110,900.00	
9	白术	603	4,547.00	2,741,841.00	
10	桔梗	724	4,676.00	3,385,424.00	
11	防风	532	4,551.00	2,421,132.00	
12	黑豆	1,210	1,845.00	2,232,450.00	
13	合计	9,970.00		37,921,806.00	

注：经甲乙双方商定，已种植品种补偿总金额为人民币：37,921,806.00 元于本合同生效后由甲方按月支付给乙方（其中二年生补偿款为：6,471,439.00 元）。

2010 年 9 月 30 日之前，支付补偿款的 20%人民币：6,288,000.00 元；

2010 年 12 月 31 日之前，支付补偿款的 80%人民币：25,162,367.00 元；

2011 年 1 月 31 日之前，支付二年生补偿款人民币：6,471,439.00 元；

（五） 适用法律

本协议根据《中华人民共和国农村土地承包经营权证管理办法》和《中华人民共和国农村土地承包经营权流转管理办法》依法签订，对双方均有约束力。

（六）其他事项

1、在租赁期间，若甲方提前中止合同，需在上年的十月三十日前通知乙方。若乙方提前中止合同，需在上年的十月三十日前通知甲方。

2、如双方发生争议，应协商解决。协商不成的，任何一方均可向土地所在地人民法院提起诉讼（或向亳州市仲裁委员会申请仲裁）。

3、未尽事宜经双方协商解决。本合同一式两份，甲乙双方各一份。

甲方：安徽省雪灵仙药业有限公司

（签字）

2010 年 7 月 2 日

乙方：亳州市谯城区大杨镇孟王村民委员会

（签字）

2010 年 7 月 2 日

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